Exhibit 4.8
SUBSCRIPTION AGREEMENT
PURE EARTH, INC.
Private Placement of up to
20,000 Shares of Series A Preferred Stock
Offering: Preferred Stock Interests
Offering Price: $50.00 Per Share
Minimum Investment: 1,000 Shares ($50,000)
Maximum Investment: 20,000 Shares ($1,000,000)
HOW TO SUBSCRIBE
The minimum investment which must be made by any subscriber is 1,000 Shares of the Preferred Stock, par value $.001 per share, (each a “Share and collectively, the “Shares”) of Pure Earth, Inc., a Delaware corporation (the “Company”). For each 1,000 Shares purchased hereunder, the Subscriber also will receive a warrant to purchase 2,222.2 shares of Common Stock, par value $.001, of the Company. Subscribers can purchase additional Shares in excess of the minimum in increments of 1,000 Shares. Any qualified subscriber who wishes to purchase Shares should deliver the following items to the Company, Attention: Brent Kopenhaver, One Neshaminy Interplex, Suite 201, Trevose, PA 19053.
(1) one dated and executed copy of the Subscription Agreement with all blanks properly completed; and
(2) (i) a check payable to the order of “Pure Earth Inc.” in the amount of $50.00 per each Share purchased or (ii) wire transfer of such amount to the account of Pure Earth, Inc.. All subscription proceeds received and accepted will be deposited directly into our operating account and will be used to fund working capital, acquisition of certain assets, including but not limited to administrative expenses and payment of corporate overhead.
This offering involves a high degree of risk. The Shares are being offered only to "Accredited Investors” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). These Shares should be purchased only by persons who can afford the risk of loss of their entire investment. See “Risk Factors attached as Exhibit “A.”

These Shares have neither been registered with nor approved or disapproved by the Securities and Exchange Commission or any state securities regulatory authority and are being offered and sold in reliance on exemptions from the registration requirements of these laws. These Shares cannot be resold unless registered pursuant to or exempted from such registration requirements. Neither the Securities and Exchange Commission, nor any state authority has passed upon or endorsed the merits of this offering or the accuracy or adequacy of this document and it is not intended that any of them will. Any representation to the contrary is a criminal offense. Investors must rely on their own examination of us and the merits and terms of this Offering in making an investment decision.
This Offering is subject to withdrawal, cancellation or modification by us at any time and without notice. We reserve the right in our sole discretion to reject any subscription in whole or in part, notwithstanding tender of payment.
We are not obligated to register any of the Shares purchased pursuant to this Offering or to take any other action to facilitate any proposed transfer of those Shares. Accordingly, the sale, transfer or other disposition of any of the Shares which are purchased pursuant to this Offering is substantially restricted by applicable federal and state securities laws. Investors should be aware that they may be required to bear the financial risks of this investment for an indefinite period of time. The offering price of the Shares to which this Offering relates has been determined solely by us and does not necessarily bear any relation to our assets, book value or potential earnings or any other recognized criteria of value. Among the factors considered in determining such offering price were the intrinsic value of our aggregate experience, current market conditions, and an assessment of the volume of qualified new product releases.
Each offeree may, if he/she/it so desires, make inquiries of appropriate members of our management with respect to our business or any other matters set forth herein and may obtain any additional information which such person deems to be necessary in order to verify the accuracy of the information contained herein (to the extent that we possess such information or can acquire it without unreasonable effort or expense). In connection with such inquiry, any documents which any offeree wishes to review will be made available for inspection and copying.

THE SHARES BEING SUBSCRIBED FOR PURSUANT TO THIS SUBSCRIPTION AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH STATE LAWS AS MAY BE APPLICABLE, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. ADDITIONAL RESTRICTIONS ON TRANSFER OF THE SHARES ARE SET FORTH IN THIS SUBSCRIPTION AGREEMENT.
SUBSCRIPTION AGREEMENT
SUBSCRIPTION AGREEMENT (the “Agreement”) between Pure Earth, Inc., a Delaware corporation (the “Company”), and the purchaser identified on the signature page hereto (the “Subscriber”).
BACKGROUND
Subscriber desires to purchase, and the Company desires to sell, up to that number of Shares of Series A Preferred Stock of the Company, par value $.001 (the “Shares”) set forth on the signature page hereto, upon the terms and conditions contained herein.
NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for the other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
1.	SUBSCRIPTION FOR SHARES; PURCHASE PRICE.
(a) Subscriber hereby subscribes for and agrees to purchase up to that number of Shares set forth on the signature page hereto at a purchase price of $50.00 per Share and on the terms and conditions described herein. The terms of Shares shall be as set forth in the Certificate of Designation of Series A Preferred Stock attached hereto as Exhibit E, all of which terms are incorporated herein by reference. Additionally, the Subscriber will receive a warrant to purchase 2,222.2 shares of Common Stock for each 1,000 Shares purchased hereunder upon the terms and conditions set forth in the Warrant attached hereto as Exhibit F.
(b) The aggregate purchase price for the Shares subscribed for is equal to the number of Shares subscribed for multiplied by $50.00 per Share and is set forth on the signature page hereto (the “Purchase Price”).
(c) Subscriber encloses herewith a check or shall make a wire transfer payable to the order of “Pure Earth, Inc.” in an amount equal to the Purchase Price.
(d) By executing this Subscription Agreement, the Subscriber acknowledges that the Subscriber has been informed of various matters relating to the Company, including but not limited to, the Risk Factors described herein on Exhibit A hereto, and that the Subscriber is an accredited investor as such term is defined on Exhibit “B” hereto.

2.	REPRESENTATIONS AND WARRANTIES AS TO SUITABILITY STANDARDS.
Subscriber hereby represents and warrants that:
(a) Subscriber has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of the prospective investment in the Company and of protecting his own interests in connection therewith;
(b) Subscriber is acquiring the Shares for Subscriber’s own account, not on behalf of other persons, and for investment and not with a view to resale or distribution;
(c) Subscriber can bear the economic risk of losing Subscriber’s entire investment;
(d) Subscriber’s overall commitment to investments which are not readily marketable is not disproportionate to Subscriber’s net worth, Subscriber’s investment in the Shares will not cause such overall commitment to become excessive, and the investment is suitable for Subscriber when viewed in light of Subscriber’s other securities holdings and Subscriber’s financial situation and needs;
(e) Subscriber has adequate means of providing for Subscriber’s current needs and personal contingencies;
(f) Subscriber recognizes that the Company is newly formed and that any investment in the Company involves substantial risk, and Subscriber has evaluated and fully understands all risks in Subscriber’s decision to purchase Shares hereunder, including, without limitation, the Risk Factors set forth on Exhibit “A” attached hereto;
(g) Subscriber understands that the offer and sale of the Securities have not been submitted to, reviewed by, nor have the merits of this investment been endorsed or approved by any state or federal agency, commission, authority or self regulatory organization;
(h) Subscriber understands the business in which the Company is engaged or proposes to engage;
(i) If Subscriber is an individual, Subscriber is at least 18 years of age and a bona fide resident and domiciliary (not a temporary or transient resident) of the state or country indicated on the signature page hereof and Subscriber has no present intention of becoming a resident of any other state or jurisdiction;
(j) If Subscriber is not an individual, Subscriber is domiciled in the state or country indicated on the signature page hereof, has no present intention of becoming domiciled in any other state or jurisdiction and is an “Institutional Investor” as defined under the “blue sky” or securities laws or regulations of the state in which it is domiciled;
(k) Subscriber otherwise meets any special suitability standards applicable to Subscriber’s state or country of residence or domicile;

(l) Subscriber is an “Accredited Investor” as such term is defined in Rule 501 of Regulation D under the Securities Act of 1993, as amended (the “Securities Act”), which definition is set forth on Exhibit “B” attached hereto; and
(m) All of the written information pertaining to the Subscriber which the Subscriber has heretofore furnished to the Company, and all information pertaining to the Subscriber which is set forth in this Subscription Agreement and the Subscription Questionnaire attached hereto as Exhibit “C”, is correct and complete as of the date hereof and, if there should be any material change in such information prior to the Company’s acceptance of this Subscription Agreement, the Subscriber shall promptly furnish such revised or corrected information to the Company. Subscriber otherwise meets any special suitability standards applicable to the Subscriber’s state of residence.
3.	TRANSFER RESTRICTIONS.
(a) Subscriber represents that he/she/it understands that the sale or transfer of the Shares are severely restricted and that:
(i) The Shares have not been registered under the Securities Act or the laws of any other jurisdiction by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws, and that the Company’s reliance on such exemptions is predicated on the accuracy and completeness of the Subscriber’s representations, warranties, acknowledgments and agreements herein. The Shares cannot be sold or transferred by Subscriber unless subsequently registered under applicable law or an exemption from registration is available. The Company is not required to register the Shares or to make any exemption from registration available;
(ii) The right to sell or transfer any of the Shares will be restricted as described in this Subscription Agreement which include restrictions against sale or transfer in violation of applicable securities laws, the requirement that an opinion of counsel be furnished that any proposed sale or transfer will not violate such laws and other restrictions and requirements; and
(iii) There will be no public market for the Shares and Subscriber may not be able to sell the Shares. Accordingly, the Subscriber must bear the economic risk of Subscriber’s investment for an indefinite period of time.
(b) Subscriber agrees that he will not offer to sell, sell or transfer the Shares or any part thereof or interest therein without registration under the Securities Act and applicable state securities laws, or without providing to the Company an opinion of counsel acceptable to the Company that such offer, sale or transfer is exempt from registration under the Securities Act and under applicable state securities laws, or otherwise in violation of this Subscription Agreement.
(c) The Subscriber acknowledges that the certificates representing the Shares will bear the following legend:
“The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state. The Shares may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel for the Company that the proposed transaction will be exempt from such registration.”

Subscriber further acknowledges that the Company reserves the right to place a stop order against the certificate representing the Shares and to refuse to effect any transfers thereof in the absence of an effective registration statement with respect to the Shares or in the absence of an opinion of counsel to the Company that such transfer is exempt from registration under the Securities Act and under applicable state securities laws.
4.	SUBSCRIBER’S REPRESENTATIONS AND WARRANTIES.
Subscriber represents and warrants that:
(a) Subscriber understands the Company’s business plan is as described in Exhibit “D”;
(b) Subscriber has been furnished with all additional documents and information which Subscriber has requested;
(c) Subscriber has had the opportunity to ask questions of and received answers from the Company concerning the Company and the Shares and to obtain any additional information necessary to verify the accuracy of the information furnished;
(d) Subscriber has relied only on the Subscription Agreement when making this subscription;
(e) The information furnished by the Company does not constitute investment, accounting, legal or tax advice and Subscriber is relying on professional advisers for such advice;
(f) All documents, records and books pertaining to Subscriber’s investment have been made available for inspection by Subscriber and by Subscriber’s attorney, and/or Subscriber’s accountant and/or Subscriber’s Subscriber representative, and the relevant books and records of the Company will be available upon reasonable notice, for inspection by investors during reasonable business hours at the Company’s principal place of business. Neither the Business Plan nor other marketing documents provided by the Company to the Subscriber constitute a part of this Subscription Agreement and are intended only for informational purposes;
(g) Subscriber and Subscriber’s advisors (which advisors do not include the Company or its principals, representatives or counsel) have such knowledge and experience in legal, financial and business matters as to be capable of evaluating the merits and risks of investing in the Company and of making an informed investment decision;
(h) Subscriber understands, acknowledges and agrees that the Company is relying solely upon the representations and warranties made herein in determining to sell Subscriber the Shares;
(i) Except as otherwise specifically disclosed herein, the Subscriber has not paid or given any commission or other remuneration in connection with the purchase of the Shares. The Subscriber has not received any public media advertisements and has not been solicited by any form of mass mailing solicitation; and
(j) The Subscriber understands the meaning and legal consequences of the foregoing representations and warranties. The Subscriber certifies that each of the foregoing representations and warranties is true and correct as of the date hereof and shall survive the execution hereof and the purchase of the Shares.

5.	SUBSCRIPTION IRREVOCABLE BY SUBSCRIBER BUT SUBJECT TO ACCEPTANCE OR REJECTION BY THE COMPANY.
(a) This Subscription Agreement is not, and shall not be, revocable by Subscriber.
(b) The Company, in its sole discretion, has the right to terminate or withdraw the offering at any time, to accept or reject subscriptions in other than the order in which they were received, to reject any subscription in whole or in part, to allot to Subscriber less than the number of Shares subscribed for, and to return without interest the amount paid by Subscriber.
(c) The Subscriber understands and agrees that this Subscription Agreement is not binding upon the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and is to be evidenced by the Company’s completion, execution and delivery of this Subscription Agreement.
(d) In the event of rejection of this subscription in whole (but not in part), or in the event the sale of the Shares subscribed for by the Subscriber is not consummated by the Company for any reason (in which event this Subscription Agreement shall be deemed to be rejected), this Subscription Agreement and any other agreement entered into between the Subscriber and the Company relating to this subscription shall thereafter have no force or effect and the Company shall promptly cause to be returned to the Subscriber the Purchase Price remitted by the Subscriber, without interest thereon or deduction therefrom. In the event that this subscription is accepted in part, the Company shall promptly cause to be returned to the Subscriber that portion of the Purchase Price remitted by the Subscriber which represents payment for the Shares for which this subscription was not accepted, without interest thereon or deduction therefrom.
6.	INDEMNIFICATION AND HOLD HARMLESS.
The Subscriber agrees that if the Subscriber breaches any agreement, representation or warranty the Subscriber has made in this Subscription Agreement, the Subscriber agrees to indemnify and hold harmless the Company, and its respective directors, officers, and shareholders, against any claim, liability, loss, damage or expense (including, without limitation, attorneys’ fees and other costs of investigating and litigating claims) caused, directly or indirectly, by the Subscriber’s breach.
7.	MISCELLANEOUS.
(a) This Subscription Agreement states the entire understanding between the parties with respect to the subject matter hereof, and supersedes all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof. The Company’s Business Plan attached as Exhibit “D” is not part of this Subscription Agreement and is subject to change as circumstances require.

(b) This Subscription Agreement, upon acceptance by the Company, shall bind, benefit, and be enforceable by and against each party hereto and its successors, assigns, heirs administrators and executors. This Subscription Agreement in not transferable or assignable by the Subscriber. The agreements, representations and warranties contained herein shall be deemed to be made by and be binding upon the Subscriber and such Subscriber’s heirs, executors, administrators, other personal representatives, and their respective successors and permitted assigns.
(c) If any provision of this Subscription Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.
(d) Article and section headings in this Subscription Agreement are for convenience of reference only, do not constitute a part of this Subscription Agreement, and shall not affect its interpretation.
(e) Words used in this Subscription Agreement shall be construed to be of such number and gender as the context requires or permits. Unless a particular context clearly provides otherwise, the words “hereof” and “hereunder” and similar references refer to this Subscription Agreement in its entirety and not to any specific Section or subsection.
(f) THIS SUBSCRIPTION AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURTS LOCATED IN THE COMMONWEALTH OF PENNSYLVANIA IN CONNECTION WITH ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.
(g) Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if (a) deposited, postage prepaid, in a United States mail letter box, registered or certified mail, return receipt requested, addressed to such address as may be given herein, or (b) delivered at such address as evidenced by a signed delivery receipt. Notices to the Company shall be addressed to Pure Earth, Inc, Attn: Brent Kopenhaver at One Neshaminy Interplex, Suite 201, Trevose, PA 19053.
(h) This Subscription Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Subscription Agreement on the date set forth below.

Print Name of Subscriber(s)	Date: , 2007

Signature(s)	Subscription: I hereby subscribe for, and agree to purchase, Shares at an aggregate Purchase Price of $ .

Residence/Domicile:

Street Number and Street

City/State/Zip Code

Country

Telephone Number

Social Security/Taxpayer
Identification Number(s)
The Company hereby accepts the foregoing subscription for _____ Shares as of                     , 2007.

PURE EARTH, INC.
By:
Brent Kopenhaver

EXHIBIT “A”
RISK FACTORS
An investment in the Shares offered hereby is highly speculative and involves a high degree of risk. An investment should be made only by investors who can afford the loss of their entire investment. Each prospective investor, prior to making an investment decision, should carefully consider the following risk factors in addition to, and in conjunction with, all of the other information provided in and with the Subscription Agreement and any other information provided to the prospective investor by the Company. The Risk Factors reflected below and elsewhere in and with the Subscription Agreement are not represented to be an exhaustive list of all risks involved, but merely a representative listing of certain of those risks currently contemplated by the Company.
The Company is a Start-Up Company with Limited Operating History
The Company is a start-up operation and has limited operating history upon which investors may base an evaluation of its potential future performance. As a result, there can be no assurance that it will be able to develop consistent revenue sources, or that its operations will be profitable even if it is able to invest the funds raised in this offering in accordance with its business plans. The Company and its prospects must be considered in light of the risks, expense and difficulties frequently encountered by companies in an early stage of development. Such risks include, but are not limited to, an evolving business model, developing the business plan and the management of its growth, government regulations, competitive business market, locating suitable properties for redevelopment. The Company must, among other things, determine appropriate risks, rewards and level of investment in each projects, sell its investment(s) on a more profitable basis where feasible, respond to economic and market variables outside the control of the Company, respond to competitive developments and continue to attract, retain and motivate qualified employees. There can be no assurance that the Company will be successful in meeting these challenges and addressing such risks and the failure to do so could have a materially adverse effect on the Company’s business, results of operations and financial condition.
Risks Inherent in the Business:
The business model may be affected by factors beyond the Company’s control and is highly speculative. Factors which can negatively affect the success of the Company’s business model include but are not limited to, general economic conditions, government regulations, weather and seasonal changes, changing market conditions, any acts outside the control of the Company, including terrorism, acts of God and natural disasters. There can be no assurance that the Company will be able to overcome any of these factors and successfully invest in any profitable infomercial.

Much of our Growth is Dependent on an Acquisition Strategy.
We intend to grow in large part through an acquisition strategy. We are currently in discussions with several non-affiliated companies to acquire either the assets or stock of such companies. No assurances can be given that we will be successful in acquiring these companies, or that if so acquired, that we can adequately integrate these companies and derive a profitable rate of return. Additionally, with respect to some of our acquisitions, governmental approval may be required and there can be no assurance that we will receive such approvals. We intend to seek out other potential acquisition candidates in an effort to consolidate our business and become a major player in the brownfields redevelopment market. There can be no assurance that we will be successful in locating potential acquisition candidates, or if we do locate such opportunities we will be able to negotiate a transaction on terms and conditions that are favorable to us or otherwise receive the appropriate governmental approvals.
A significant portion of our business depends upon the demand for major remedial projects and regulatory developments over which we have no control.
Our operations are significantly affected by the commencement and completion of major site remedial projects; cleanup of major spills or other events; seasonal fluctuations due to weather, and budgetary cycles influencing the timing of customers’ spending for remedial activities; the timing of regulatory decisions relating to waste management projects; changes in regulations governing the management of contaminated and non-contaminated soils; and the propensity for delays in the remedial market; and changes in the myriad of government regulations governing our diverse operations. We do not control such factors and, as a result, our revenue and income can vary significantly from quarter to quarter, and past financial performance for certain quarters may not be a reliable indicator of future performance for comparable quarters in subsequent years.
You have no discretion in how the Proceeds will be Used:
Your money will be used for general working capital purposes and potential acquisition candidates, which we may not have yet identified. Accordingly, investors will not have an opportunity to review and evaluate the investment opportunities prior to funding by the Company, and may not agree with how we use the proceeds derived from this offering. The investors will have no discretion in how the proceeds are used. There can be no assurance that the proceeds derived from this offering will be used exactly in the manner described as we have complete discretion over the use of the funds.
Seasonality makes it harder for us to manage our business and for investors to evaluate our performance.
Our operations may be affected by seasonal fluctuations due to weather and budgetary cycles influencing the timing of customers’ spending for remedial activities. Typically during the first quarter of each calendar year there is less demand for environmental remediation due to weather-related reasons, particularly in the northeastern United States, and increased possibility of unplanned weather-related site shutdowns. This seasonality in our business makes it harder for us to manage our business and for investors to evaluate our performance.

The extensive environmental and transportation regulations to which we are subject may increase our costs and potential liabilities.
Our operations and those of others in the environmental and transportation industry are subject to extensive federal, state, and local environmental requirements in the United States. While increasing environmental regulation often presents new business opportunities for us, it often results in increased operating and compliance costs. Efforts to conduct our operations in compliance with all applicable laws and regulations, including environmental rules and regulations, require programs to promote compliance, such as training employees and customers, purchasing health and safety equipment, and in some cases hiring outside consultants and lawyers. Even with these programs, we and other companies in the environmental services industry are routinely faced with governmental enforcement proceedings which can result in fines or other sanctions and require expenditures for remedial work on waste management facilities and contaminated sites. Certain of these laws impose strict and, under certain circumstances, joint and several liability for cleanup of releases of regulated materials, and also liability for related natural resource damages.
From time to time, we have paid fines or penalties in governmental environmental and trucking enforcement proceedings, usually involving our trucking facilities. Although none of these fines or penalties that we have paid in the past has had a material adverse effect upon us, we might in the future be required to make substantial expenditures as a result of governmental proceedings, which would have a negative impact on our earnings. Furthermore, regulators have the power to suspend or revoke permits or licenses needed for operation of our sites, equipment, and vehicles based on, among other factors, our compliance record, and customers may decide not to use a particular disposal facility or do business with us because of concerns about our compliance record. Suspension or revocation of permits or licenses would impact our operations and could have a material adverse impact on financial status. Although we have never had any of our operating permits revoked, suspended, or non-renewed involuntarily, it is possible that such an event could occur in the future.
In the past, practices have resulted in releases at and from certain of our operations, which may require investigation and, in some cases, remediation. While, based on available information, we do not believe these remedial activities will result in a material adverse effect upon our operations or financial condition. These activities, or the discovery of previously unknown conditions, could result in material costs.
Future changes in environmental regulations may require us to make significant capital expenditures.
Changes in environmental regulations can require us to make significant capital expenditures. Future environmental regulations could cause us to make significant additional capital expenditures and aversely affect our results of operations and cash flow.
The offering may not be fully subscribed.
The Shares are being offered for sale on a best efforts basis. There can be no assurance that the maximum number of Shares offered hereunder will be sold. If less than the maximum number of Shares are sold, it could negatively affect our ability to diversify our projects, in which event our returns to investors may be negatively impacted.
Control and Reliance on Certain Key Personnel:
Our success will be largely dependent upon our officer for the day-to-day management of the business. The loss of its services, including the officers and other employees, may have a material adverse effect on us. The investors lack any managerial control over the Company or its investments.

Restrictions on Transferability and Lack of Public Market.
The Shares are subject to significant restrictions on transferability and resale and may not be transferred or resold except as permitted under this Agreement or the Securities Act of 1933, as amended, and the applicable state securities laws, pursuant to registration or exemption therefrom. Additionally, the Shares are not registered under the Securities Act of 1933 (the “1933 Act”) or qualified under the blue-sky laws of any state or jurisdiction, nor do we have any current intention to seek registration. Currently there is no ready market for the Shares, as a result, any investor should assume the Shares are illiquid.
Need for Additional Financing
Our financial success may depend on our ability to raise significant additional capital. There can be no assurance that additional financing will be available or, if available, that it would be obtainable on acceptable terms, or if obtained, that such additional financing will not be dilutive to investors in this offering. We have executed an engagement agreement with V Finance to raise up to an additional $6.5 million in gross proceeds, which capital will be used for working capital and acquisition purposes. There can be no assurance that we will be successful in raising this capital, or that if we do raise this capital it will be on terms and conditions favorable to our shareholders. We do anticipate that we may seek further capital raises even if we are successful in closing the V Finance transaction.
Determination of Offering Price
The offering price for the Shares has been determined solely by the Company. The determination of the offering price was arbitrary and bears no inherent relationship to the Company’s assets, book value, net income or any other recognized measure of value. The offering price does not necessarily indicate the current value of the Shares offered hereby and should not be regarded as an indicator of any future market performance thereof.
Dilution
Purchasers of the Shares offered hereby will experience immediate dilution in the net tangible book value of their Shares. Further, additional infusions of capital may have a dilutive effect on the book value of outstanding securities, including Shares purchased in this offering, and if successful in closing the V Finance offering described above, then as a result of t he shares issued in that transaction.
We have not paid, and do not anticipate paying for the foreseeable future, dividends on our common stock.
We have not paid, and do not anticipate paying for the foreseeable future, any dividends on our common stock. We intend to retain future earnings, if any, for use in the operation and expansion of our business and payment of our outstanding debt.
Our founder and other directors and executive officers, as a group, will be able to exercise substantial influence over matters submitted to our shareholders for approval.
As of the date of this offering, and after giving effect to the sale of shares by us in this offering, along with proposed issuances to the initial acquisition companies, Mark Alsentzer, our Chief Executive Officer, together with other directors and executive officers including those of all subsidiaries, will beneficially hold approximately 52.9% of our outstanding common stock. As a result, our directors and executive officers will likely be able to exercise substantial influence over matters submitted to our shareholders for approval, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, or any other significant corporate transactions. These shareholders may also delay or prevent a change of control, even if such a change of control would benefit our other shareholders. The significant concentration of stock ownership might cause the trading price of our common stock to decline if investors were to perceive that conflicts of interest may exist or arise over any such potential transactions.

Potential future sales of common stock by our directors and executive officers, and our other principal shareholders, may cause our stock price to fall.
Future sales or the availability for future sales, of substantial amounts of our common stock could adversely affect the market price of our common stock. As described above, as of the date of this term sheet and after giving effect to the sale of shares by us in this offering, our CEO and other directors and executive officers (including those shares held by officers and directors of all subsidiaries) will beneficially hold approximately 47.3% of our common stock. A decision by one or more of these shareholders to sell a substantial number of their shares could adversely affect the market price of our common stock. All of the shares being sold pursuant to this offering may not be sold except in compliance with the registration requirements of the Securities Act or pursuant to an exemption from registration, such as Rule 144.
Competition for Investment Opportunities.
We will be competing for investment opportunities with entities that have substantially greater financial and other resources. Those entities may be able to accept more risk than we can prudently manage. Those entities may have substantially greater expertise and thus be able to better predict which projects have a greater likelihood of success. Competition generally may reduce the number of suitable investment opportunities available to us. Increased competition for such projects may result in us paying higher prices and/or sustain greater risk. No assurances can be given that such competition will not adversely affect our ability to make investments, generate revenues or create profits.
Illiquidity of Investments.
Because the industry in which we invest is relatively illiquid, our ability to promptly cash out of its investment properties in response to changing market, economic, financial or other investment conditions is very limited. These factors could materially impede our ability to respond to adverse events which could materially effect our results and operations in an adverse manner; thereby negatively impacting any rate of return to the investors.
Risk Associated with Retirement Plans.
An Investment in the Company may not Qualify as an Appropriate Investment Under Retirement Plans. There are special considerations that apply to pension or profit sharing trusts or IRA’s investing in the securities of a Company and thus you should consult with your financial and retirement plan advisors prior to investing any money from your retirement plan. If you are investing the assets of a Pension, Profit Sharing, 401K, Keogh, or other qualified Retirement Plan, or the assets of an IRA in this Company, you could incur liability or subject the plan to taxation if:
(i) Your investment is not consistent with your fiduciary obligations under ERISA under the Internal Revenue Code.
(ii) Your investment is not made in accordance with the documents and instruments governing your plan or IRA, including your plans investment policy.

(iii) Your investment does not satisfy the prudence and diversification requirements of Section 40 (a) (1)(B) and 404 (A) (1)(C) of ERISA.
(iv) Your investment impairs the liquidity of the plan.
(v) Your investment produces “unrelated business taxable income” for the plan or IRA.
(vi) You will not be able to value the assets of the plan annually in accordance with ERISA requirements.
(vii) Your investment cost to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

Exhibit “B”
ACCREDITED INVESTOR
An Accredited Investor is one who meets one of the following criteria:
1.	a bank, insurance company, registered investment company, business development company, or small business investment company;

2.
an employee benefit plan, within the meaning of the Employee Retirement Income Security Act, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5 million;

3.	a charitable organization, corporation, or partnership with assets exceeding $5 million;

4.	a director, executive officer, or general partner of the company selling the securities;

5.	a business in which all the equity owners are accredited investors;

6.	a natural person who has individual net worth, or joint net worth with the person’s spouse, that exceeds $1 million at the time of the purchase;

7.
a natural person with income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year; or

8.	a trust with assets in excess of $5 million, not formed to acquire the securities offered, whose purchases a sophisticated person makes.

B-1

EXHIBIT “C”
INVESTOR QUESTIONNAIRES
INDIVIDUAL INVESTOR QUESTIONNAIRE
Investor Name:
The information contained in this Questionnaire is being furnished in order to determine whether the undersigned Investor’s subscription to purchase the Units described in the Confidential Private Offering Memorandum may be accepted.
ALL INFORMATION CONTAINED IN THIS QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY. The undersigned Investor understands, however, that the Company may present this Questionnaire to such parties as it deems appropriate if called upon to establish that the proposed offer to purchase the Units is exempt from registration under the Securities Act of 1933, as amended, or meets the requirements of applicable state securities or “blue sky” laws. Further, the undersigned Investor understands that the offering may be required to be reported to the Securities and Exchange Commission and to various state securities and “blue sky” regulators.
Please answer all questions. If the answer is “none” or “not applicable,” please so state.
INFORMATION REQUIRED OF EACH PROSPECTIVE INVESTOR:

1.	Name:	Age:

Social Security Number:	No. of Dependents:

Marital Status:	Citizenship:

2.	Residence Address and Telephone Number:

3.	State in which you:

Are licensed to drive?

Are registered to vote?

File income tax returns?

4.	Employer and Position:

5.	Business Address and Telephone Number:

6.	Business or professional education and the degrees received are as follows:

School	Degree	Year Received

7.	(a) Individual income during 2005:	$50,000 - $100,000
	(exclusive of spouse’s	$100,000 - $200,000
	income)	over $200,000

	(b) Individual income during 2006:	$50,000 - $100,000
	(exclusive of spouse’s	$100,000 - $200,000
	income)	over $200,000

	(c) Estimated income during 2007:	$50,000 - $100,000
	(exclusive of spouse’s	$100,000 - $200,000
	income	over $200,000

	(d) Joint income, with spouse,	$100,000 - $300,000
	during 2005	over $300,000

	(e) Joint income, with spouse,	$100,000 - $300,000
	during 2006	over $300,000

	(f) Estimated joint income,	$100,000 - $300,000
	with spouse, for 2007	over $300,000

8.	Estimated net worth	under $1,000,000
	(may include joint net	over $1,000,000
worth with spouse)

9.	Are you involved in any litigation, which, if an adverse decision occurred, would materially affect your financial condition? Yes _____ No _____ If yes, please provide details:

10.	I consider myself to be an experienced and sophisticated investor or am advised by a qualified investment advisor, all as required under the various securities laws and regulations: Yes _____ No _____

11.	I understand the full nature and risk of an investment in the Units, and I can afford the complete loss of my entire investment. Yes _____ No _____

12.	I am able to bear the economic risk of an investment in the Units for an indefinite period of time and understand that an investment in the Units is illiquid. Yes _____ No _____

13.
I further understand that I will be required to agree not to dispose of the Units except in compliance with other conditions contained in the accompanying Subscription Agreement and Confidential Private Offering Memorandum. Yes  _____  No  _____

14.	Have you participated in other private placements of securities? Yes _____ No _____
I understand that the Company will be relying on the accuracy and completeness of my responses to the foregoing questions and I represent and warrant to the Company as follows:
The answers to the above questions are complete and correct and may be relied upon by the Company whether the offering in which I propose to participate is exempt from registration under the Act and the securities laws of certain states;
I will notify the Company immediately of any material change in any statement made herein occurring prior to the closing of any purchase by me of an interest in the Company; and
I have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the prospective investment; I am able to bear the economic risk of the investment and currently could afford a complete loss of such investment.

IN WITNESS WHEREOF, I have executed this Investor Questionnaire this                     , 2007 and declare that it is truthful and correct to the best of my knowledge.

Signature of Prospective Investor

Signature of Prospective Investor

CORPORATION INVESTOR QUESTIONNAIRE
Investor Name:                                          (the “Corporation”)
The information contained in this Questionnaire is being furnished in order to determine whether the undersigned Corporation’s subscription to purchase the Units described in the Confidential Private Offering Memorandum may be accepted.
ALL INFORMATION CONTAINED IN THIS QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY. The undersigned Corporation understands, however, that the Company may present this Questionnaire to such parties as it deems appropriate if called upon to establish that the proposed offer to purchase the Units is exempt from registration under the Securities Act of 1933, as amended, or meets the requirements of applicable state securities or “blue sky” laws. Further, the undersigned Corporation understands that the offering may be required to be reported to the Securities and Exchange Commission and to various state securities and “blue sky” regulators.
I.	PLEASE CHECK ANY OF STATEMENTS 1-4 BELOW THAT APPLIES TO THE CORPORATION.
 _____  1. The undersigned Corporation: (a) has total assets in excess of $                    ; and (b) was not formed for the specific purpose to purchase the Shares.
 _____  2. Each of the stockholders of the undersigned Corporation is able to certify that such stockholder meets at least one of the following two conditions:
a. the stockholder is a natural person whose individual net worth1 or joint net worth with his or her spouse exceeds $                    ; or
b. the stockholder is a natural person who had an individual income in excess of $                     in each of 2005 and 2006 and who reasonably expects an individual income in excess of $                     in 2007.
 _____  3. Each of the stockholders of the undersigned Corporation is able to certify that such stockholder is a natural person who, together with his or her spouse, has had a joint income in excess of $                     in each of 2005 and 2006 and who reasonably expects a joint income in excess of $                     during 2007.

[1]
For purposes of this Questionnaire, the term “net worth” means the excess of total assets over total liabilities. In determining income, an investor should add to his or her adjusted gross income any amounts attributable to tax-exempt income received, losses claimed as a limited Company, deductions claimed for depletion, contributions to IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

 _____  4. The undersigned Corporation is:
a. a bank as defined in Section 3(a)(2) of the Securities Act; or
b. a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; or
c. a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; or
d. an insurance company as defined in Section 2(13) of the Securities Act; or
e. an investment company registered under the Investment Company Act of 1940, as amended, or a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940, as amended; or
f. a small business investment company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the Small Business Investment Act of 1958, as amended; or
g. an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or a Massachusetts or similar business trust or Company not formed for the specific purpose to purchase the Units offered hereby, with total assets in excess of $  _____  ; or
h. a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.
IF YOU CHECKED STATEMENT 2 OR STATEMENT 3 IN SECTION I AND DID NOT CHECK STATEMENT 1, YOU MUST PROVIDE A LETTER SIGNED BY AN OFFICER OF THE UNDERSIGNED CORPORATION LISTING THE NAME OF EACH STOCKHOLDER AND THE REASON (UNDER STATEMENT 2 OR STATEMENT 3) WHY SUCH STOCKHOLDER QUALIFIES AS AN ACCREDITED INVESTOR (ON THE BASIS OF NET WORTH, INDIVIDUAL INCOME, OR JOINT INCOME) OR EACH STOCKHOLDER MUST PHOTOCOPY AND COMPLETE SECTION II BELOW.
II.	IF YOU CHECKED STATEMENT 2 OR STATEMENT 3 IN SECTION I ABOVE, EACH STOCKHOLDER MUST CHECK ANY OF THE STATEMENTS 1-5 BELOW THAT APPLIES TO SUCH STOCKHOLDER AND SIGN BELOW WHERE INDICATED.
 _____  1. I have an individual net worth or joint net worth with my spouse in excess of $                    .
 _____  2. I have had an individual income in excess of $                     in each of 2005 and 2006, and I reasonably expect an individual income in excess of $                     for 2007. NOTE: IF YOU ARE BUYING JOINTLY WITH YOUR SPOUSE, YOU MUST EACH HAVE AN INDIVIDUAL INCOME IN EXCESS OF $200,000 IN EACH OF THESE YEARS IN ORDER TO CHECK THIS BOX.

 _____  3. My spouse and I have had a joint income in excess of $                     in each of 2005 and 2006, and I reasonably expect a joint income in excess of $                     for 2007.
 _____  4. I am a Massachusetts resident, and my purchase of the Units does not exceed 25% of my net worth or, if I am married, 25% of the combined net worth of my spouse and me, excluding principal residence and home furnishings.
 _____  5. I am a director or executive officer of the Corporation.

Print Name of Shareholder(s)	Signature of Shareholder(s)
III.	OTHER CERTIFICATIONS.
By signing the Signature Page, the undersigned certifies the following:
(a) that the Corporation’s purchase of the Units will be solely for the Corporation’s own account and not for the account of any other person or entity; and
(b) that the Corporation’s name, address of principal place of business, place of incorporation, and taxpayer identification number as set forth in this Questionnaire are true, correct, and complete.
IV.	GENERAL INFORMATION.
(a) PROSPECTIVE PURCHASER (THE CORPORATION)

Name:

Principal Place of Business:

(Number and Street)

Address for Correspondence (if different):

(Number and Street)

Telephone Number: ( )

State of Incorporation:	Date of Formation:

Taxpayer Identification Number:

Number of Stockholders:

(b) INDIVIDUAL WHO IS EXECUTING THIS QUESTIONNAIRE ON BEHALF OF THE CORPORATION

Name:

Position or Title:

(c) IF SECTION II HAS BEEN COMPLETED, NAMES OF INDIVIDUAL STOCKHOLDERS

Name(s) of Stockholders:

Name(s) of Stockholders:

1. Are you involved in any litigation, which, if an adverse decision occurred, would materially affect your financial condition? Yes  _____  No  _____  If yes, please provide details:

2. I consider myself to be an experienced and sophisticated investor or am advised by a qualified investment advisor, all as required under the various securities laws and regulations: Yes  _____  No  _____
3. I understand the full nature and risk of an investment in the Units, and I can afford the complete loss of my entire investment. Yes  _____  No  _____
4. I am able to bear the economic risk of an investment in the Units for an indefinite period of time and understand that an investment in the Units is illiquid. Yes  _____  No  _____
5. I further understand that I will be required to agree not to dispose of the Units except in compliance with other conditions contained in the accompanying Subscription Agreement and Confidential Private Offering Memorandum. Yes  _____  No  _____
6. Have you participated in other private placements of securities? Yes ____ No ____
The undersigned understands that the Company is relying upon the representations set forth above in determining whether to accept the subscription being tendered.

Name of Corporation

By:

*Signature of Authorized Officer

Title (If Signed on Behalf of Entity)

Print Name

Date

*	Signature must match signatory to attached Subscription Agreement.

PARTNERSHIP INVESTOR QUESTIONNAIRE
Investor Name:                                         (the “Partnership”)
The information contained in this Questionnaire is being furnished in order to determine whether the undersigned Partnership’s subscription to purchase the Units described in the Company’s Subscription Agreement and Confidential Private Offering Memorandum may be accepted.
ALL INFORMATION CONTAINED IN THIS QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY. The undersigned Partnership understands, however, that the Company may present this Questionnaire to such parties as it deems appropriate if called upon to establish that the proposed offer to purchase the Units is exempt from registration under the Securities Act of 1933, as amended, or meets the requirements of applicable state securities or “blue sky” laws. Further, the undersigned Partnership understands that the offering may be required to be reported to the Securities and Exchange Commission and to various state securities and “blue sky” regulators.
I.	PLEASE CHECK ANY OF STATEMENTS 1-3 BELOW THAT APPLIES TO THE PARTNERSHIP.
 _____  1. The undersigned Partnership: (a) has total assets in excess of $                    ; and (b) was not formed for the specific purpose to purchase the Units.
 _____  2. Each of the partners of the undersigned Partnership is able to certify that such partner meets at least one of the following two conditions:
a. the partner is a natural person whose individual net worth2 or joint net worth with his or her spouse exceeds $                    ; or
b. the partner is a natural person who had an individual income in excess of $                     in each of 2005 and 2006 and who reasonably expects an individual income in excess of $                     in 2007.

[2]
For purposes of this Questionnaire, the term “net worth” means the excess of total assets over total liabilities. In determining income, an investor should add to his or her adjusted gross income any amounts attributable to tax-exempt income received, losses claimed as a limited partnership, deductions claimed for depletion, contributions to IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

 _____  3. Each of the partners of the undersigned Partnership is able to certify that such partner is a natural person who, together with his or her spouse, has had a joint income in excess of $                     in each of 2004 and 2005 and who reasonably expects a joint income in excess of $                     during 2006.
IF YOU CHECKED STATEMENT 2 OR STATEMENT 3 IN SECTION I AND DID NOT CHECK STATEMENT 1, YOU MUST PROVIDE A LETTER SIGNED BY AN OFFICER, PARTNER OR GENERAL PARTNER OF THE UNDERSIGNED PARTNERSHIP LISTING THE NAME OF EACH PARTNER AND THE REASON (UNDER STATEMENT 2 OR STATEMENT 3) WHY SUCH PARTNER QUALIFIES AS AN ACCREDITED INVESTOR (ON THE BASIS OF NET WORTH, INDIVIDUAL INCOME, OR JOINT INCOME) OR EACH PARTNER MUST PHOTOCOPY AND COMPLETE SECTION II BELOW.
II.	IF YOU CHECKED STATEMENT 2 OR STATEMENT 3 IN SECTION I ABOVE, EACH PARTNER MUST CHECK ANY OF THE STATEMENTS 1-5 BELOW THAT APPLIES TO SUCH PARTNER AND SIGN BELOW WHERE INDICATED.
 _____  1. I have an individual net worth or joint net worth with my spouse in excess of $                    _.
 _____  2. I have had an individual income in excess of $                     in each of 2005 and 2006, and I reasonably expect an individual income in excess of $                     for 2007.
 _____  3. My spouse and I have had a joint income in excess of $                     in each of 2005 and 2006, and I reasonably expect a joint income in excess of $                     for 2007.
 _____  4. I am a Massachusetts resident, and my purchase of the Units does not exceed 25% of my net worth or, if I am married, 25% of the combined net worth of my spouse and me, excluding principal residence and home furnishings.
 _____  5. I am a director, manager or executive officer of the Partnership.

Print Name of Partner(s)	Signature of Partner(s)

Print Name of Partner(s)	Signature of Partner(s)

Print Name of Partner(s)	Signature of Partner(s)
III.	OTHER CERTIFICATIONS.
By signing the Signature Page, the undersigned certifies the following:
1. that the Partnership’s purchase of the Units will be solely for the Partnership’s own account and not for the account of any other person or entity; and
2. that the Partnership’s name, address of principal place of business, place of incorporation, and taxpayer identification number as set forth in this Questionnaire are true, correct, and complete.

IV.	GENERAL INFORMATION.
1.	PROSPECTIVE PURCHASER (THE PARTNERSHIP)

Name:

Principal Place of Business For Correspondence:

Telephone Number: ( )

State of Certification:	Date of Formation:

Taxpayer Identification Number:

Number of Partners:

2. INDIVIDUAL WHO IS EXECUTING THIS QUESTIONNAIRE ON BEHALF OF THE PARTNERSHIP

Name:

Position or Title:

3. IF SECTION II HAS BEEN COMPLETED, NAMES OF INDIVIDUAL PARTNERS

Name(s) of Partners:

Name(s) of Partners:

1. Are you involved in any litigation, which, if an adverse decision occurred, would materially affect your financial condition? Yes  _____  No  _____  If yes, please provide details:

2. I consider myself to be an experienced and sophisticated investor or am advised by a qualified investment advisor, all as required under the various securities laws and regulations: Yes  _____  No  _____

3. I understand the full nature and risk of an investment in the Units, and I can afford the complete loss of my entire investment. Yes  _____  No  _____
4. I am able to bear the economic risk of an investment in the Units for an indefinite period of time and understand that an investment in the Units is illiquid. Yes  _____  No  _____
5. I further understand that I will be required to agree not to dispose of the Units except in compliance with other conditions contained in the accompanying Subscription Agreement and Confidential Private Offering Memorandum. Yes  _____ No  _____
6. Have you participated in other private placements of securities? Yes ____ No ____
The undersigned understands that the Company is relying upon the representations set forth above in determining whether to accept the subscription being tendered.

Name of Partnership

By:

Name:

Its:

EXHIBIT “D”
BUSINESS PLAN
BUSINESS OVERVIEW
Pure Earth, Inc. (PEI) provides brokering, transportation, beneficial reuse of industrial wastes streams and soils, including clean soils, petroleum hydrocarbon contaminated soils, construction debris, and coal tars soils, into approved Brownfield sites or facilities.
Brownfields are previously used industrial sites which need remedial action approved by a State to be reclaimed for a future business use (i.e. real estate development). In many cases, Brownfield sites’ major costs are the capping of the site which blends well into the services provided by PEI companies. Beneficial Re-Use is re-using the removed soil and other waste products in a beneficial way which in many ways reduces the costs to the customer. There are many waste products which can be modified through limited processing to create a fill material that has structural strength and can be used to return these Brownfield sites to their original intended use.
Brownfields are real property, the expansion, redevelopment, or reuse of, which may be complicated by the presence or potential presence of a hazardous substance, pollutant, or contaminant. Cleaning up and reinvesting in these properties takes development pressures off of undeveloped, open land, and both improves and protects the environment.
It is estimated that there are more than 450,000 Brownfields in the U.S. Cleaning up and reinvesting in these properties increases local tax bases, facilitates job growth, utilizes existing infrastructure, takes development pressures off of undeveloped, open land, and both improves and protects the environment. Initially, the EPA (Environmental Protection Agency) provided small amounts of seed money to local governments that launched hundreds of two-year Brownfield “pilot” projects. Through passage of the Small Business Liability Relief and Brownfields Revitalization Act, effective polices that the EPA had developed over the years were passed into law. The Brownfields Law expanded the EPA’s assistance by providing new tools for the public and private sectors to promote sustainable Brownfields cleanup and reuse.
The EPA’s investment in the Brownfields Program has resulted in many accomplishments, including leveraging more than $6.5 billion in Brownfields cleanup and redevelopment funding from the private and public sectors and creating approximately 25,000 new jobs.
Description of Subsidiaries:
The Company has three wholly owned subsidiaries:
South Jersey Development, Inc.
America Transportation and Disposal Systems Inc.
Juda Construction, Ltd.
A brief description of each subsidiary is contained below.

South Jersey Development, Inc.. (SJD)-
SJD was formed to identify alternative brownfields and facility sites where SJD would be the low cost provider to the North Jersey and New York markets. These alternative sites would be controlled by executing joint ventures, operating agreements or out-right purchases of Brownfield sites as the conditions dictate.
America Transportation and Disposal Systems Inc. (ATDS)
ATDS was formed as a corporation in July 2005 under Delaware laws by Chris Uzzi to better reflect the actual services previously being provided by Whitney Contracting. Mr. Uzzi’s plan was to transfer new jobs as they came in to ADTS name instead of Whitney Contracting. ATDS is in the disposal and transportation business in the New York City area where it provides services to maximize customer service with restricted work area and time requirements.
Juda Construction, Ltd. (Juda)
Juda was formed in 1998 as an Ltd corporation under Delaware laws by Nichols Paniccia. The purpose was to provide a separate trucking and equipment company to better service WCI and other non-affiliated customers in the New York City and Northern Jersey area. The ability to provide both the transportation and disposal is critical to the customers to meet the construction schedules for their jobs. Juda is primarily a union transporter which requires an in-depth understanding of rules and regulations governing union activity. Juda has a fleet of trucks and the ability to subcontract additional trucks as needed to meet any of their customer’s demands. In addition, Juda has several trucking permits which are time consuming to obtain and require a high level of background investigation.
MANAGEMENT
Brent Kopenhaver- Chairman of the Board & Chief Financial Officer
Mr. Kopenhaver, age 51, will be Chairman of the Board and Chief Financial Officer and Treasurer of Pure Earth Inc. Mr. Kopenhaver has 18 years of extensive financial, operational, and senior management experience within the beneficial reuse, treatment, transportation, and disposal industries. He recently was the CFO of Clean Earth Inc. for 7 years and held various financial positions for 11 years with Republic Environmental Systems, Inc. Clean Earth, Inc is a company that treats TPH soils, other contaminated soils, and even RCRA hazardous wastes. Republic Environmental Systems, Inc. was a company specializing in the treatment of RCRA hazardous wastes before the sale to PCS. Prior to his involvement in the environment field, Mr. Kopenhaver, worked in the banking industry for 10 years with Chase, Bank of America, and Barclays Bank, evaluating and structuring loans in the assets-based lending field. He holds a BS degree in accounting from Lehigh University

Mark Alsentzer- Chief Executive Officer
Mr. Alsentzer, age 51, is the current CEO and President of SJD. He will become the CEO of PEI once the merger is complete. Mr. Alsentzer has 25 years of experience in the environmental services industry. During that tenure he built several large privately held companies and sold them to public companies in the late 1990’s. Mr. Alsentzer was the Founder and President of Clean Earth, a company he built from inception to over $120 million in revenue in 6 years. Mr. Alsentzer also served as President of Stout Environmental a company that he and several partners built from less than 1 million to $100 million in revenue and subsequently sold to Republic Services a NYSE company in the early 1990’s. Mr. Alsentzer was the CEO of US Plastic Lumber Corp., a publicly traded company for 8 years until the company filed for Chapter 11 Protection. Mr. Alsentzer holds a BS degree in Chemical Engineering from Lehigh University and an MBA in management from Farleigh Dickenson University.
Christopher Uzzi- President
Mr. Uzzi, age 58, is the current President of Whitney Contracting and will be the President of Pure Earth, Inc. Mr. Uzzi has over 35 years of in-depth experience in disposal, transportation, and construction services industries. Mr. Uzzi held various positions with Morgan Excel Industries which specialized in the transportation and disposal business for 10 years. A joint venture in 1994 with NSC Trucking and subsequent merger in 1995 with Whitney Contracting elevated Mr. Uzzi to President. Whitney Contracting specialized in disposal while NSC Trucking specialized in trucking services. Through Mr. Uzzi’s influence, Whitney Contracting and affiliated Juda Trucking participated in the 9/11 WTC cleanup operations running 100 trucks to remove debris, 24 hours a day, 7 days a week, for 13 weeks.  In 1967, Mr. Uzzi was drafted and fought in the Vietnam War as a Staff Sergeant with distinction, being awarded two bronze stars, combat air medal, combat infantry metal, unit citation award, and NY State’s highest conspicuous service award by Governor Mario Cuomo.
Nichols Paniccia- President Juda Construction Ltd.
Mr. Paniccia, age 53, is currently and will remain President of Juda Construction Ltd. under Pure Earth Inc. Mr. Paniccia has 35 years of transportation and construction services experience. Mr. Paniccia started up and operated several businesses in the New York area including a towing business, and in 1987 started NSC Trucking which specialized in transportation of construction aggregates. In 1994, Mr. Paniccia joint-ventured with Morgan Excell Industries to form Juda Construction, Ltd and in 1998 took the business over himself. Mr. Paniccia developed Juda Construction, Ltd into a recycler, trucking and equipment services company.
Scott Newman- Corporate Controller & Secretary
Mr. Newman, age 41, joined Pure Earth Inc. in 2005 bringing with him 14 years of extensive financial, operations, and treasury experience. Prior to joining Pure Earth, he spent 5 years in various positions at Clean Earth, Inc., including Controller of Construction Services Division, Corporate Treasurer and Operational Controller of the Dredging Division. Also he held various accounting positions with Republic Environmental Systems, Inc. for 5 years, and with Waste Management Inc. for 4 years.  In his new role, Mr. Newman will be responsible for the overall financial reporting of the company. He will also be involved with strategic planning, acquisition evaluation and budgeting. Mr. Newman holds a BS in accounting from Philadelphia College of Textiles and Science.

Philip Guenzer- Vice President of Technical Services
Mr. Guenzer, age 42, is currently the Founder and President of Alchemy Development, LLC. In his new position, Mr. Guenzer will be the Vice President of Technical Services responsible for compliance, permitting, and providing technical support for existing and new sites where soils or other products will be disposed. Mr. Guenzer has 19 years experience in the environment, remediation, and waste management fields. He has held various positions from staff engineer to project manager with Satterthwaite Associates, ERM, Canonie Environmental, OHM and Nutra-Soils. Mr. Guenzer holds Professional Engineering certifications from the states of PA, NJ, NY, CO, MA, and has a BS and MS in civil engineering from Bucknell University and Villanova University, respectively. He also has a MBA from Pennsylvania State University.
COMPETITION
PEI competitors are regional remedial and construction companies coupled with landfill operators and Brownfield sites. The competitors in the remedial/construction segment are middle to large companies with sales in excess of $100 million. These companies generally manage the projects on a turn-key approach. Several landfill operators the likes of WMI, BFI and other smaller landfills maybe competitive on certain types of soils on specific jobs in certain instances. Local Brownfields sites like, Encap, maybe competitive based on the soil’s classifications and physical characteristics. (see applicable risk factors below)
LARGE GROWING SITE CLEAN-UP AND REDEVELOPMENT ACTIVITY
Federal, state and local programs providing funding for redevelopment and clean up initiatives have gained momentum since the mid-1990’s and are generating significant public and private expenditures, averaging approximately $1 billion per year.  Based on the success and popular support for these programs, which have proven to not only improve the environment, but also benefit the local economies, funding for these programs is expected to increase for the foreseeable future.  Federal programs such as the 2002 Small Business Relief and Brownfield Revitalization Act, and state programs including Pennsylvania Growing Greener and Growing Greener II initiatives, and New Jersey’s Voluntary Clean Up Program (“VCP”), provide incentives to eliminate costly environmental liabilities by initiating specific clean-up and redevelopment projects.  As a result, spending on environmental redevelopment has increased in recent years as more companies take control of their own site clean-up requirements rather than waiting on government initiated projects.  PEI plans to capitalize on this trend with their lower operating and overhead costs on all of these redevelopment projects.
ATTRACTIVE GEOGRAPHIC MARKETS
The Northeast region represents the largest and most attractive market for the beneficial re-use of clean and contaminated soils coupled with transportation services for several reasons.
•
The densely populated industrial regions place high value on redevelopment of the industrial sites due to the lack of available land and generally high real estate values, which PEI plans to take advantage of by locating new Brownfield sites.

•	The beneficial reuse of clean and contaminated materials is becoming more cost effective in the Northeast as regional landfill tipping fees increase and landfill capacity shrinks.

•	Economic incentives provided by the local governments and regulatory agencies have given rise to an active Brownfield redevelopment market.

MARKET OPPORTUNITIES

Substantial Market	— as a result of key industry	— upon which PEI is well
Opportunities are in Place	trends and drivers	positioned to capitalize.

Recycling and Beneficial Re-Use of Soil and Other Contaminated Materials in the Northeast	• Large number of industrial sites that require remediation. • Limited availability of land and high value of Real Estate. Increasing landfill costs and declining landfill capacity.	• Lowest cost provider Companies strategically located near major cities and industrial centers.

Brownfields Redevelopment $1 billion market annually, 40% CAGR since 1997
•     Federal and State legislation providing funding and tax incentives for Brownfields.

•     Regulators implementing risk-based standards for cleanup and return to productive use of contaminated properties. High value of land creates compelling economics for redevelopment.
• Ability to provide beneficial re-use materials at a fraction of the cost of virgin materials for redevelopment. Ability to manage a diverse range of contaminated materials.
ACQUISITION OPPORTUNITIES
The Company intends to grow in large part through an acquisition strategy. The Company is currently in discussions with at least 4 non-affiliated companies to acquire either the assets or stock of such companies. No assurances can be given that the Company will be successful in acquiring these companies, or that if so acquired, that the Company can adequately integrate these companies and derive a profitable rate of return. The Company intends to seek out other potential acquisition candidates in an effort to consolidate its business and become a major player in the brownfields redevelopment market.

EXHIBIT E
CERTIFICATE OF DESIGNATION OF SERIES A PREFERRED STOCK

E-1

EXHIBIT F
WARRANT AGREEMENT

F-1